As filed with the Securities and Exchange Commission on September 30, 2015
Registration No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 10
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GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
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AMERICAN CAPITAL INCOME, LTD.
(Exact name of registrant as specified in its charter)
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Maryland	47-3273884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

(301) 272-9978
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Securities registered pursuant to section 12(g) of the Act: NONE
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller Reporting Company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the Information Statement filed herewith as Exhibit 99.1 to this Form 10 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Financial Performance of Transferred Assets,” “Business,” “Portfolio Companies,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the sections “Summary—Summary Risk Factors,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary—Financial Performance of Transferred Assets” and “Financial Performance of Transferred Assets” of the Information Statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Control Persons and Principal Stockholders” of the Information Statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the section “Management—Executive Compensation” of the Information Statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Our Manager, American Capital, Management Agreement and Administration Agreement” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Summary,” “The Spin-Off,” “Dividend Policy,” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained under the section “Summary—Formation Transactions” of the Information Statement. That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Related to Our Common Stock,” “Dividend Policy,” “Description of Capital Stock” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” of the Information Statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the sections “Our Manager, American Capital, Management Agreement and Administration Agreement” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” of the Information Statement. Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the section “Financial Statements” (and the financial statements and related notes referenced therein) of the Information Statement. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Financial Statements” (and the financial statements and related notes referenced therein) of the Information Statement. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit	Description
2.1†	Form of Separation and Distribution Agreement between American Capital, Ltd. and American Capital Income, Ltd.

3.1†	Form of American Capital Income, Ltd. Articles of Amendment and Restatement.

3.2†	Form of American Capital Income, Ltd. Amended and Restated Bylaws.

4.1†	Specimen Form of Common Stock Certificate of American Capital Income, Ltd.

10.1†	Form of Management Agreement between American Capital Income, Ltd. and American Capital ACAP Management, LLC.

10.2†	Form of Administration Agreement between American Capital Income, Ltd. and American Capital Administration, LLC.

10.3†	Form of Tax Matters Agreement between American Capital, Ltd. and American Capital Income, Ltd.

10.4†	Form of License Agreement between American Capital, Ltd. and American Capital Income, Ltd.

10.5†	Form of Custodian Agreement.

14.1†	Form of Code of Ethics.

21.1†	List of subsidiaries of American Capital Income, Ltd.

99.1	Preliminary Information Statement of American Capital Income, Ltd., subject to completion, dated September 30, 2015, filed herewith.

99.2†	Consents of Director Nominees.
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† To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN CAPITAL INCOME, LTD.

By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President and Secretary

Date: September 30, 2015

EXHIBIT INDEX

Exhibit	Description
2.1†	Form of Separation and Distribution Agreement between American Capital, Ltd. and American Capital Income, Ltd.

3.1†	Form of American Capital Income, Ltd. Articles of Amendment and Restatement.

3.2†	Form of American Capital Income, Ltd. Amended and Restated Bylaws.

4.1†	Specimen Form of Common Stock Certificate of American Capital Income, Ltd.

10.1†	Form of Management Agreement between American Capital Income, Ltd. and American Capital ACAP Management, LLC.

10.2†	Form of Administration Agreement between American Capital Income, Ltd. and American Capital Administration, LLC.

10.3†	Form of Tax Matters Agreement between American Capital, Ltd. and American Capital Income, Ltd.

10.4†	Form of License Agreement between American Capital, Ltd. and American Capital Income, Ltd.

10.5†	Form of Custodian Agreement.

14.1†	Form of Code of Ethics.

21.1†	List of subsidiaries of American Capital Income, Ltd.

99.1	Preliminary Information Statement of American Capital Income, Ltd., subject to completion, dated September 30, 2015, filed herewith.

99.2†	Consents of Director Nominees.

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† To be filed by amendment.